EXHIBIT 99.1

NEWS RELEASE

October 8, 2004

Torrance, California

Summa Industries Announces Preliminary 4th Quarter and Year-end Results

Summa Industries (NNM:SUMX) reports preliminary unaudited earnings of $698,000, or $.17 per common share, on sales of $30,773,000 for the three months ended August 31, 2004, versus earnings of $948,000, or $.18 per common share, on sales of $26,688,000 for the three months ended August 31, 2003.

	Three months ended August 31		Years ended August 31
	2004	2003	2004	2003

Sales	$30,773,000	$26,688,000	$116,404,000	$111,140,000
Income before cumulative effect of a change in accounting principle	$698,000	$948,000	$3,371,000	$3,558,000
Diluted EPS before cumulative effect of a change in accounting principle	$.17	$.18	$.68	$.63

The fiscal 2004 income tax provision as reflected in the preliminary earnings is under continuing review.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Friday, October 8, 2004.  The call-in number is (800) 310-1961 and the passcode is 954077.  The conference call will also be simulcast and archived by www.vcall.com.

Summa Industries manufactures proprietary plastic components for industrial and commercial markets.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

Statements in this news release which relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding the adequacy of the Company’s provision for taxes currently under audit, anticipated audited financial results for the Company, completion of the audit for fiscal 2004 and the results and timing thereof.  Actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to additional unforeseen adjustments to the Company’s provisions for taxes, preliminary earnings and/or balance sheet based on the audit, continued delay in completion of the audit, and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	August 31, 2003	August 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$380,000	$1,248,000
Accounts receivable	15,729,000	18,227,000
Inventories	11,645,000	14,749,000
Prepaid expenses and other	2,710,000	3,802,000
Total current assets	30,464,000	38,026,000
Property, plant and equipment, net	26,112,000	31,053,000
Other assets	2,518,000	1,090,000
Goodwill and other intangibles, net	9,422,000	9,254,000
Total assets	$68,516,000	$79,423,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,302,000	$9,088,000
Accrued liabilities	5,015,000	6,735,000
Current maturities of long-term debt	3,896,000	2,195,000
Total current liabilities	14,213,000	18,018,000
Long-term debt, net of current maturities	16,219,000	28,663,000
Other long-term liabilities	2,601,000	2,508,000
Total long-term liabilities	18,820,000	31,171,000
Mandatorily redeemable convertible preferred stock	6,103,000	—
Minority interest in subsidiary	—	205,000
Total stockholders’ equity	29,380,000	30,029,000
Total liabilities and stockholders’ equity	$68,516,000	$79,423,000

 Summa Industries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended August 31		Years ended August 31
	2003	2004	2003	2004
Net sales	$26,688,000	$30,773,000	$111,140,000	$116,404,000
Cost of sales	20,270,000	23,615,000	83,336,000	88,522,000
Gross profit	6,418,000	7,158,000	27,804,000	27,882,000
Selling, general, administrative and other expenses	4,681,000	5,560,000	21,005,000	21,027,000
Operating income	1,737,000	1,598,000	6,799,000	6,855,000
Interest expense	314,000	375,000	1,481,000	1,585,000
Income before income taxes and cumulative effect of a change in accounting principle	1,423,000	1,223,000	5,318,000	5,270,000
Provision for income taxes	475,000	525,000	1,760,000	1,899,000
Income before cumulative effect of a change in accounting principle	948,000	698,000	3,558,000	3,371,000-
Cumulative effect of a change in accounting principle	—	—	(22,343,000)	—
Net income (loss)	$948,000	$698,000	$(18,785,000)	$3,371,000
Preferred stock accretion	$184,000	$—	$737,000	$450,000

Net income available to common stockholders:
before cumulative effect of a change in accounting principle	$764,000	$698,000	$2,821,000	$2,921,000
after cumulative effect of a change in accounting principle	$764,000	$698,000	$(19,522,000)	$2,921,000

Earnings per common share before cumulative effect of a change in accounting principle
Basic	$.18	$.18	$.65	$.69
Diluted	$.18	$.17	$.63	$.68

Earnings (loss) per common share after cumulative effect of a change in accounting principle
Basic	$.18	$.18	$(4.48)	$.69
Diluted	$.18	$.17	$(4.48)	$.68

Weighted average common shares outstanding
Basic	4,426,000	3,971,000	4,359,000	4,215,000
Diluted	4,308,000	4,074,000	4,449,000	4,297,000